PROSPECTUS SUPPLEMENT NO. 3                     FILED PURSUANT TO RULE 424(B)(3)

TO PROSPECTUS DATED JULY 9, 1998            REGISTRATION STATEMENT NO. 333-51873

                            FLEETWOOD CAPITAL TRUST
                   6% CONVERTIBLE TRUST PREFERRED SECURITIES
       (LIQUIDATION AMOUNT $50 PER CONVERTIBLE TRUST PREFERRED SECURITY)
 GUARANTEED TO THE EXTENT SET FORTH IN THE PROSPECTUS BY, AND CONVERTIBLE INTO
                                COMMON STOCK OF,
                          FLEETWOOD ENTERPRISES, INC.
                                 --------------

    THE FOLLOWING INFORMATION SUPPLEMENTS, AND MUST BE READ IN CONNECTION WITH, THE INFORMATION CONTAINED IN THE PROSPECTUS, DATED JULY 9, 1998 (THE "PROSPECTUS"), OF FLEETWOOD CAPITAL TRUST, A DELAWARE STATUTORY BUSINESS TRUST, AND FLEETWOOD ENTERPRISES, INC., A DELAWARE CORPORATION. THIS PROSPECTUS SUPPLEMENT MUST BE DELIVERED WITH A COPY OF THE PROSPECTUS. ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM IN THE PROSPECTUS.

    THE FOLLOWING INFORMATION REPLACES IN ITS ENTIRETY THE INFORMATION PROVIDED IN THE PROSPECTUS UNDER THE CAPTION "SELLING SECURITYHOLDERS."
                            ------------------------

                            SELLING SECURITYHOLDERS

    The following table sets forth, as of December 14, 1998, the respective number and percentage of Preferred Securities beneficially owned and offered hereby by each Selling Securityholder, the shares of Fleetwood Common Stock owned by each Selling Securityholder prior to the conversion of such Preferred Securities and the shares of Fleetwood Common Stock issuable upon conversion of such Preferred Securities, which may be sold from time to time by such Selling Securityholder pursuant to this Prospectus.

                                                  NUMBER OF
                                                  PREFERRED         PERCENT OF       NUMBER OF SHARES   NUMBER OF SHARES
                                                  SECURITIES           TOTAL           OF FLEETWOOD       OF FLEETWOOD
                                                 BENEFICIALLY       OUTSTANDING        COMMON STOCK       COMMON STOCK
                                                  OWNED AND          PREFERRED        OWNED PRIOR TO      ISSUABLE UPON
           SELLING SECURITYHOLDERS              OFFERED HEREBY      SECURITIES          CONVERSION       CONVERSION (1)
----------------------------------------------  --------------  -------------------  -----------------  -----------------
AAM/Zazove Institutional Income Fund, L.P.....        56,000                 *              --                  57,471
Aim Balanced Fund.............................        90,000                 1              --                  92,364
Allegheny Teledyne Inc. Pension Plan..........        55,700                 *              --                  57,163
Aloha Airlines Non-Pilots Pension Trust.......         4,000             *                  --                   4,105
Aloha Airlines Pilots Retirement Trust........         2,500             *                  --                   2,565
Alpine Associates.............................        60,700                 1              --                  62,294
Alpine Partners, L.P..........................         4,300             *                  --                   4,412
American Pioneer Life Ins. Co of New York.....           500             *                  --                     513
American Progressive Life & Health Ins. Co. Of
 New York.....................................           500             *                  --                     513
American Public Entity Excess Pool............           500             *                  --                     513
American Republic Insurance Company...........         7,000             *                  --                   7,183
Anthracite Mutual Fire Insurance Company......           200             *                  --                     205

                                                        (CONTINUED ON NEXT PAGE)
                            ------------------------

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS DECEMBER 30, 1998

                                                  NUMBER OF
                                                  PREFERRED         PERCENT OF       NUMBER OF SHARES   NUMBER OF SHARES
                                                  SECURITIES           TOTAL           OF FLEETWOOD       OF FLEETWOOD
                                                 BENEFICIALLY       OUTSTANDING        COMMON STOCK       COMMON STOCK
                                                  OWNED AND          PREFERRED        OWNED PRIOR TO      ISSUABLE UPON
           SELLING SECURITYHOLDERS              OFFERED HEREBY      SECURITIES          CONVERSION       CONVERSION (1)
----------------------------------------------  --------------  -------------------  -----------------  -----------------
Argent Classic Convertible Arbitrage Fund
 (Bermuda) L.P................................        35,700                 *              --                  36,637
Argent Classic Convertible Arbitrage Fund
 L.P..........................................        74,300                 1              --                  76,251
Arkansas PERS.................................        32,600                 *              --                  33,456
Associated Electric & Gas Insurance Services
 Limited......................................        20,000             *                  --                  20,525
Bancroft Convertible Fund, Inc................        40,000                 *              --                  41,050
Bank of America Convertible Securities Fund...         6,000             *                  --                   6,157
Baptist Health of South Florida...............         2,400                 *              --                   2,463
BCS Life Insurance Company....................         4,000             *                  --                   4,105
BNP Arbitrage SNC.............................         3,000                 *                3,120              3,078
Boston Museum of Fine Arts....................         1,100                 *              --                   1,128
Capital Market Transactions, Inc..............       127,500                 2              --                 130,849
Care America Life Insurance Company...........           600             *                  --                     615
Catholic Mutual Relief Society of America.....         3,500             *                  --                   3,591
Catholic Mutual Relief Society Retirement Plan
 & Trust......................................         2,000             *                  --                   2,052
Catholic Relief Insurance Company of
 America......................................         3,000             *                  --                   3,078
Chicago Mutual Insurance Company..............           400             *                  --                     410
Chrysler Corporation Master Retirement
 Trust........................................        27,900                 *              --                  28,632
Chrysler Insurance Company....................        30,000                 *              --                  30,788
Colgate-Palmolive Company Retirement Trust....        28,400             *                  --                  29,146
Colonial Penn Life Insurance Co...............         9,500             *                  --                   9,749
Combined Insurance Company of America.........        12,700             *                  --                  13,033
Commonwealth Dealers Life Insurance...........         1,000             *                  --                   1,026
David Lipscomb University General Endowment...           300             *                  --                     307
Dean Witter Convertible Securities Trust......        50,000                 *              --                  51,313
Delta Air Lines Master Trust..................        11,700             *                  --                  12,007
Denver Art Museum Foundation..................         7,600             *                  --                   7,799
Deutsche Bank A.G.............................       318,500                 5              --                 326,867
Durham & Associates II........................           500                 *              --                     513
Durham & Associates III.......................           600                 *              --                     615
El Pomar Foundation...........................         2,000             *                  --                   2,052
Ellsworth Convertible Growth & Income Fund,
 Inc..........................................        40,000                 *              --                  41,050
Engineers Joint Pension Fund..................         3,100                 *              --                   3,181
Equi-Select Ser Growth & Income Fund..........        45,000                 *              --                  46,182

                                                  NUMBER OF
                                                  PREFERRED         PERCENT OF       NUMBER OF SHARES   NUMBER OF SHARES
                                                  SECURITIES           TOTAL           OF FLEETWOOD       OF FLEETWOOD
                                                 BENEFICIALLY       OUTSTANDING        COMMON STOCK       COMMON STOCK
                                                  OWNED AND          PREFERRED        OWNED PRIOR TO      ISSUABLE UPON
           SELLING SECURITYHOLDERS              OFFERED HEREBY      SECURITIES          CONVERSION       CONVERSION (1)
----------------------------------------------  --------------  -------------------  -----------------  -----------------
Equitable Life Assurance Separate Account -
 Balanced.....................................           600             *                  --                     615
Equitable Life Assurance Separate Account
 Convertibles.................................        11,200             *                  --                  11,494
Equity Income Fund............................        58,000                 1              --                  59,523
Finance Factors Limited.......................         5,200             *                  --                   5,336
First Mercury Syndicate.......................         2,000             *                  --                   2,052
Flag Investors Value Builder Fund.............        40,000                 *              --                  41,050
Frederic C. Hamilton..........................        11,760             *                  --                  12,068
Frontier Insurance Company....................         5,000             *                  --                   5,131
Gleneagles Fund Company.......................        19,500             *                  --                  20,012
Golden Rule Insurance Company.................        57,960                 1              --                  59,482
Guarantee Trust Life Insurance Co.............         7,000             *                  --                   5,131
Guaranty Income Life Ins. Company.............         5,000             *                  --                   7,183
Hamilton Family Trust.........................         4,840             *                  --                   4,967
Hawaiian Airlines Employees Pension
 Plan-IAM.....................................         1,400             *                  --                   1,436
Hawaiian Airlines Pension Plan for Salaried
 Employees....................................           350             *                  --                     359
Hawaiian Airlines Pilots Retirement Plan......         2,150             *                  --                   2,206
HBK Finance L.P...............................        60,075                 1              --                  61,653
HBK Offshore Fund Ltd.........................        34,570                 *              --                  35,478
HBK Securities Ltd............................        87,655                 1              --                  89,957
Highbridge Capital Corporation................       124,100                 2              --                 127,360
Highmark Convertible Securities Fund..........        10,000             *                  --                  10,262
HSBC Securities Inc...........................        42,000                 *              --                  43,103
Hudson River Trust Balanced Account...........         6,100             *                  --                   6,260
Hudson River Trust Growth & Income Account....         9,300             *                  --                   9,544
Hudson River Trust Growth Investors...........         5,000             *                  --                   5,131
ICI American Holdings Trust...................         8,000             *                  --                   8,210
Integrity Mutual Insurance Company............         2,000             *                  --                   2,052
JP Morgan Securities Incorporated.............        13,100             *                  --                  13,444
Kapiolani Medical Center......................         6,000             *                  --                   6,157
Key Asset Management, Inc. as Investment
 Manager for the Potlatch-First Trust Co of
 St. Paul.....................................         2,400             *                  --                   2,463
Key Asset Management, Inc. as Investment
 Manager for the University of So. Florida
 Fdn..........................................           700             *                  --                     718
Key Asset Management, Inc. as Agent for the
 Key Tr. Convertible Sec. Fd..................         1,448             *                  --                   1,486
Key Asset Management, Inc. as Agent for the EB
 Convertible Sec. Fd..........................         5,900             *                  --                   6,054

                                                  NUMBER OF
                                                  PREFERRED         PERCENT OF       NUMBER OF SHARES   NUMBER OF SHARES
                                                  SECURITIES           TOTAL           OF FLEETWOOD       OF FLEETWOOD
                                                 BENEFICIALLY       OUTSTANDING        COMMON STOCK       COMMON STOCK
                                                  OWNED AND          PREFERRED        OWNED PRIOR TO      ISSUABLE UPON
           SELLING SECURITYHOLDERS              OFFERED HEREBY      SECURITIES          CONVERSION       CONVERSION (1)
----------------------------------------------  --------------  -------------------  -----------------  -----------------
Key Asset Management, Inc. as Agent for the
 Field Fdn of Illinois........................           300             *                  --                     307
Key Asset Management, Inc. as Agent for the
 GenCorp Fdn..................................           500             *                  --                     513
Key Asset Management, Inc. as Agent for the
 Charitable Sec. Fd...........................         4,952             *                  --                   5,082
Key Asset Management, Inc. as Investment
 Manager for the Health Foundation of Greater
 Cincinnati...................................         9,100             *                  --                   9,339
Key Asset Management, Inc., as Investment
 Manager for the University of South Florida
 Foundation #2................................         1,500             *                  --                   1,539
Liberty View Plus Fund........................        10,000             *                  --                  10,262
Lone Star Life Insurance Co...................        10,000             *                  --                  10,262
Lord Abbett & Co..............................         3,200             *                  --                   3,284
Lord Abbett Bond - Debenture Fund, Inc........        95,800                 1              --                  98,316
Mark IV Industries, Inc. and Subsidiaries
 Master Trust.................................        14,930             *                  --                  15,322
Mary Ann Hamilton.............................         3,080             *                  --                   3,160
Memphis Light, Gas & Water Retirement Fund....         5,800             *                  --                   5,952
Merrill Lynch Insurance Group.................         5,000             *                  --                   5,131
Merrill Lynch, Pierce, Fenner & Smith Inc.....        70,000                 1              --                  71,838
MFS Series Trust I - MFS Convertible
 Securities Fund..............................           100             *                  --                     102
MFS Series Trust V - MFS Total Return Fund....        34,900                 *              --                  35,816
Michigan Mutual Insurance Company.............        20,000             *                  --                  20,525
Midwest Security Life.........................         2,000             *                  --                   2,052
Midwestern National Life Ins. Co. of Ohio.....         3,000             *                  --                   3,078
Millers Mutual Fire Ins. Co...................        12,000             *                  --                  12,315
Milville Mutual Insurance Company.............           600             *                  --                     615
Mount Sinai School of Medicine................         9,060             *                  --                   9,298
Nalco Chemical Company........................         5,000             *                  --                   5,131
NationsBanc Montgomery Securities LLC.........        30,000                 *                3,100              5,131
New Castle Mutual Ins. Co.....................           500             *                  --                     513
New Vernon Advisors, Inc......................         3,650             *                  --                   3,745
New York Life Insurance & Annuity
 Corporation..................................        40,000                 *              --                  41,050
New York Life Insurance Company...............        90,000                 1              --                  92,364
Nicholas Applegate Convertible Fund...........        31,500             *                  --                  32,327

                                                  NUMBER OF
                                                  PREFERRED         PERCENT OF       NUMBER OF SHARES   NUMBER OF SHARES
                                                  SECURITIES           TOTAL           OF FLEETWOOD       OF FLEETWOOD
                                                 BENEFICIALLY       OUTSTANDING        COMMON STOCK       COMMON STOCK
                                                  OWNED AND          PREFERRED        OWNED PRIOR TO      ISSUABLE UPON
           SELLING SECURITYHOLDERS              OFFERED HEREBY      SECURITIES          CONVERSION       CONVERSION (1)
----------------------------------------------  --------------  -------------------  -----------------  -----------------
Occidental Petroleum..........................         1,000             *                  --                   1,026
OCM Convertible Trust.........................        32,600                 *              --                  33,456
Ohio Bureau of Workers Compensation...........         5,000             *                  --                   5,131
Ohio National, Inc., Growth & Income
 Portfolio....................................         5,000             *                  --                   5,131
Olin Foundation...............................         1,020             *                  --                   1,046
Oppenheimer Convertible Securities Fund.......       100,000                 1              --                 102,627
Ozark National Life Ins. Co...................         9,000             *                  --                   9,236
Pacific Horizon Capital Income Fund...........        89,600                 1              --                  91,953
Pacific Innovations Trust Capital Income
 Fund.........................................         4,800             *                  --                   4,926
Palladin Overseas Fund Ltd....................         8,500             *                  --                   8,723
Park Avenue Life..............................         8,000             *                  --                   8,210
PHICO Insurance Co............................         2,800             *                  --                   2,873
Phoenix Home Life General Account.............         4,200             *                  --                   4,310
Police and Firemen's Ins. Association.........           700             *                  --                     718
PRIM Board....................................        42,000                 *              --                  43,103
Queens Healthcare Plan........................         2,000             *                  --                   2,052
Raytheon Company Master Pension Trust.........        13,700             *                  --                  14,059
Reassurance Company of Hannover...............         3,500             *                  --                   3,591
Reserve Convertible Securities Fund...........         7,500             *                  --                   7,697
Salomon Brothers Asset Management, Inc........        75,000                 1              --                  76,970
Salomon Smith Barney Inc......................        15,000                 *              --                  15,394
San Diego City Retirement.....................         8,700                 *              --                   8,928
San Diego County Convertible..................        25,300                 *              --                  25,964
Service Life and Casualty Ins. Company........           500             *                  --                     513
Service Lloyds Insurance Company..............           500             *                  --                     513
State Employees' Retirement Fund of the State
 of Delaware..................................         9,900             *                  --                  10,160
State of Connecticut Combined Investment
 Funds........................................        35,500                 *              --                  36,432
State of Delaware PERS........................        19,000             *                  --                  19,499
State of Oregon Equity........................       100,000                 1              --                 102,627
Susquehanna Capital Group.....................        69,200                 1              --                  71,017
Tennessee Consolidated Retirement System......        55,000                 *              --                  56,444
Texas Builders Insurance Company..............         1,500             *                  --                   1,539
The Frist Foundation..........................         1,500             *                  --                   1,539
The Guardian Life Insurance Company of
 America......................................       358,000                 6              --                 367,404
The Guardian Master Pension Trust.............        12,000             *                  --                  12,315
The Travelers Indemnity Company...............        58,000                 1              --                  59,523

                                                  NUMBER OF
                                                  PREFERRED         PERCENT OF       NUMBER OF SHARES   NUMBER OF SHARES
                                                  SECURITIES           TOTAL           OF FLEETWOOD       OF FLEETWOOD
                                                 BENEFICIALLY       OUTSTANDING        COMMON STOCK       COMMON STOCK
                                                  OWNED AND          PREFERRED        OWNED PRIOR TO      ISSUABLE UPON
           SELLING SECURITYHOLDERS              OFFERED HEREBY      SECURITIES          CONVERSION       CONVERSION (1)
----------------------------------------------  --------------  -------------------  -----------------  -----------------
The Travelers Insurance Company...............        38,000                 *              --                  38,998
The Travelers Life & Annuity Company..........         4,000             *                  --                   4,105
Toronto Dominion (New York), Inc..............       112,500                 1              --                 115,455
UBS A.G. London Branch........................       252,000                 4              --                 258,620
University of Virginia Health Services........         1,000             *                  --                   1,026
Van Kampen Convertible Securities Fund (2)....        10,750             *                  199,900             11,032
Van Kampen Harbor Fund (2)....................        80,750                 1              199,900             82,871
Vanguard Convertible Securities Fund, Inc.....        26,000                 *              --                  26,683
Wake Forest University........................         6,800                 *              --                   6,978
Warburg Dillon Read LLC.......................        64,000                 1              --                  65,681
Washington International Insurance Co.........         2,200             *                  --                   2,257
Wisconsin Mutual Ins. Co......................         2,000             *                  --                   2,052
Zeneca Holdings Trust.........................         8,000             *                  --                   8,210

------------------------

*   Less than one percent.

(1) The number of shares of Fleetwood Common Stock issuable upon conversion of the Preferred Securities and offered hereby was determined using the initial conversion rate of 1.02627 shares of Fleetwood Common Stock for each Preferred Security.

(2) Van Kampen Asset Management, Inc., investment advisor to the Selling Securityholder, acts, or is affiliated with entities which act, as investment advisor or sub-advisor to other funds which beneficially own Fleetwood Common Stock.

    Unless otherwise indicated, none of the Selling Securityholders has or within the past three years has had, any position, office or other material relationship with the Company, the Trust or any of their affiliates. Because the Selling Securityholders may, pursuant to this Prospectus, sell all or some portion of the Preferred Securities, no estimate can be given as to the amount of the Securities that will be held by the Selling Securityholders upon termination of any such sales. In addition, the Selling Securityholders identified above may have sold, transferred or otherwise disposed of all or a portion of their Securities since the date on which they provided the information regarding their Securities. See "Plan of Distribution."

    The Preferred Securities were originally issued by the Trust in a private placement on February 10, 1998 to the Initial Purchaser and were subsequently sold by the Initial Purchaser, in transactions exempt from the registration requirements of the Securities Act, to persons reasonably believed by the Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or to certain "accredited investors."

    Generally, only Selling Securityholders identified in the foregoing table who beneficially own the Preferred Securities set forth opposite their respective names may sell Securities pursuant to the Registration Statement, of which this Prospectus forms a part. The Company and the Trust may from time to time include additional Selling Securityholders in supplements or amendments to this Prospectus.